EXHIBIT 11.1

                                                      EXHIBIT 11.1



                         AVON PRODUCTS, INC.
               COMPUTATION OF PRIMARY INCOME PER SHARE
                 (In millions, except per share data)


                                                 Three months ended
                                                    September 30
                                                 ------------------
                                                 1996          1995
                                                 ----          ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period..............................  132.934       136.039**
  Common stock equivalents*.................        -             -
                                              -------       -------
  Weighted average shares for primary income
    per share computation...................  132.934       136.039**
                                              =======       =======

Net income................................    $  62.5       $  55.2
                                              =======       =======

Primary income per share..................    $   .47       $   .41**
                                              =======       =======


----------
 *Common stock equivalents are not reported because they result in less than three percent dilution.

**Restated to reflect a two-for-one stock split distributed in June
  1996.

                                                      EXHIBIT 11.1



                         AVON PRODUCTS, INC.
               COMPUTATION OF PRIMARY INCOME PER SHARE
                 (In millions, except per share data)


                                                Nine months ended
                                                   September 30
                                                -----------------
                                                 1996        1995
                                                 ----        ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period..............................  133.905      136.764**
  Common stock equivalents*.................        -            -
                                              -------     --------
  Weighted average shares for primary income
    per share computation...................  133.905      136.764**
                                              =======      =======

Net income................................    $ 185.9     $  170.0
                                              =======     ========
Primary income per share..................    $  1.39     $   1.24**
                                              =======     ========

----------
 *Common stock equivalents are not reported because they result in less than three percent dilution.

**Restated to reflect a two-for-one stock split distributed in June
  1996.